                              SETTLEMENT AGREEMENT



     This Settlement Agreement, made and entered into as of the 19th day of April, 1995, by and between TWIN OAKS CENTRE LIMITED PARTNERSHIP, a Nebraska limited partnership (the "Partnership"); TWIN OAKS CENTRE, INC., a Nebraska corporation and general partner of the Partnership (the "General Partner"); DONALD F. DAY, CHRISTOPHER R. HELD, TERRY L. CLAUFF and JAMES R. THORBURN (each a limited partner of the Partnership, herein collectively referred to as the "Guarantors"); M.C.P. Limited Partners, Inc., an Illinois corporation ("MCP") (a limited partner of the Partnership, and together with the Guarantors, herein collectively referred to as the "Limited Partners"); JAMES E. MASSA, ANDREW A. POELVOORDE and JOHN M. CRAMPTON (each a stockholder of MCP and herein collectively referred to as the "Stockholders"); JJA, Inc., an Illinois corporation and an affiliate of MCP ("JJA"); MID-AMERICA REALTY INVESTMENTS, INC. (formerly Dial REIT, Inc.), a Maryland corporation ("REIT"); Dial Realty, Inc., a Nebraska corporation controlled by the Guarantors ("Realty"); and Dial Properties Co., a Nebraska corporation controlled by the Guarantors ("Properties").

     WHEREAS, the parties hereto are involved in or affected by the Litigation (as defined below), and (except as otherwise specifically provided to the contrary herein) wish to effect a complete settlement of the Litigation and resolve all other issues among them relating to the Twin Oaks development.

     NOW, THEREFORE, for and in consideration of the mutual covenants and agreements herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

     1.   BACKGROUND.

     (a) The Partnership owns the Twin Oaks Centre shopping center and certain additional lots adjacent thereto, legally described as follows: Lots 2, 4, 6, 7, 9, 10, 11, 12 and 13 of Twin Oaks Centre Subdivision, a subdivision to the City of Silvis, Illinois being a subdivision of a part of the West 1/2 of the Southeast 1/4 and a part of the Southwest 1/4 and a part of the South 1/2 of the Southwest 1/4 of the Northeast 1/4, all in Section 6, Township 17 North, Range 1 East, 4th P.M. Rock Island County, Illinois (the "Twin Oaks Property").

     (b) The Partnership has an option to acquire Lot 3 of the Twin Oaks Property from the Stockholders pursuant to an Option to Purchase and Purchase Agreement and a First Amendment to Option to Purchase and Purchase Agreement, each dated April 19, 1990 (collectively, the "Option Agreement").

     (c) Realty, and/or other individuals or entities affiliated with the Guarantors, has one or more agreements with the Partnership by which such persons or entities may be entitled to real estate commissions with respect to any sales of the Twin Oaks Property (the "Commission Agreements").

     (d) Properties, and/or other individuals or entities affiliated with the Guarantors, has one or more agreements with the Partnership by which such persons or entities may be entitled to leasing commissions and/or property management fees with respect to the Twin Oaks Property (the "Leasing/Fee Agreements").

     (e) REIT holds certain notes from the Partnership and has and holds mortgages on the Twin Oaks Property, all as described in the recitals to the Purchase and Sale Agreement attached as Exhibit A to this Settlement Agreement (the "Purchase and Sale Agreement").

     (f) The Rock Island Bank, an Illinois banking corporation ("Rock Island Bank") holds a note of the Partnership and a mortgage on certain of the Twin Oaks Property. Rock Island Bank holds a promissory note dated April 3, 1992 in the original principal amount of $3,200,000, the principal and accrued interest on which as of November 15, 1994 was $3,083,323.65, which note is secured by a mortgage on Lots 4, 6, 7 and 9 of the Twin Oaks Property (the "Rock Island Bank Indebtedness").

     (g) The Stockholders collectively own Lots 1, 3, 5, 8, 14, 15 and 16 adjacent to the Twin Oaks Property.

     (h) The Guarantors are parties to certain guaranty agreements with REIT as described in the Purchase and Sale Agreement.

     (i) MCP, the Stockholders and JJA have instituted a legal action entitled MCP LIMITED PARTNERS, INC. ET AL. VS. TWIN OAKS LIMITED PARTNERSHIP ET AL., 92 CH 104 in the Circuit Court of Rock Island County (the "Illinois Action") which Illinois Action includes the Partnership as a nominal plaintiff, and have also instituted a related action, MCP LIMITED PARTNERS, INC. V. LAKEWOOD MALL ET AL., CIV 92-801 in the Circuit Court of Brown County, South Dakota (the "South Dakota Action", and together with the Illinois Action, collectively the "Litigation").

     2. REIT ACQUISITION OF TWIN OAKS PROPERTY. REIT is contemporaneously herewith acquiring the Twin Oaks Property from the Partnership, and the Partnership is transferring the Twin Oaks

Property to REIT, pursuant to the Purchase and Sale Agreement attached to this Settlement Agreement as Exhibit A. In connection therewith and prior to or contemporaneous with the closing thereof:

     (a) PERMITTED ENCUMBRANCES. The Partnership is transferring the Twin Oaks Property to REIT free and clear of all liens and encumbrances excepting only the Rock Island Bank Indebtedness and any indebtedness in favor of REIT.

     (b)  ROCK ISLAND BANK ACTIONS. The Partnership has caused Rock Island Bank
          (i) to release its mortgage on Lot 4 of the Twin Oaks Property, and
          (ii) to consent to the acquisition of the Twin Oaks Property by REIT subject to the Rock Island Bank Indebtedness.

     (c) CONDITIONS TO REIT OBLIGATIONS. The obligations of REIT to execute the Purchase and Sale Agreement and acquire the Twin Oaks Property pursuant thereto have been subject to the prior satisfaction of the following conditions: (i) the transfer of ownership to REIT of all TIF Bonds described in paragraph 3 of this Settlement Agreement free and clear of all liens and encumbrances (excepting liens to REIT), (ii) the execution of the YMA Amendment as described in paragraph 4 of this Settlement Agreement, and (iii) the dismissal of the Litigation and related releases as described in paragraph 7 of this Settlement Agreement.

     3. REIT ACQUISITION OF TIF BONDS. The City of Silvis, Illinois has previously issued to the Partnership certain tax increment revenue bonds in the aggregate principal amount of $4,882,000 in connection with the Twin Oaks Property as described in the Purchase and Sale Agreement (collectively the "TIF Bonds"). The Partnership hereby sells, transfers, assigns and conveys the TIF Bonds to REIT, so that REIT is the owner of the TIF Bonds. The Partnership shall execute all documents necessary so that REIT is reflected as such on the records of the City of Silvis, Illinois, free and clear of all liens and encumbrances. The General Partner, the Limited Partners and the Stockholders consent to the sale of the TIF Bonds to REIT.

     4. YMA AMENDMENT. The Guarantors, certain limited partnerships affiliated with the Guarantors, and REIT are contemporaneously herewith executing an amendment to the Yield Maintenance Agreement (the "YMA Amendment") in the form attached as Exhibit B to this Settlement Agreement. The Partnership (and the General Partner, the Limited Partners and the Stockholders) consent to the inclusion of the Twin Oaks Property under the terms of the Yield Maintenance Agreement (as defined in the YMA Amendment) subject to the terms thereof.

     5. LOTS 3, 4 AND 15. The Stockholders own Lots 3 and 15 adjacent to the Twin Oaks Property. The Partnership currently owns Lot 4 of the Twin Oaks Property, which Lot 4 is being acquired by REIT pursuant to the Purchase and Sale Agreement.

      (a) RIGHTS OF SALE.  The Stockholders and REIT shall each have the right
          (i) to market for sale Lot 3 adjacent to the Twin Oaks Property, and
          (ii) to market for sale Lots 4 and 15. Any sale of Lots 4 and 15 shall be made contemporaneously with and to the purchaser of Lot 3, except as provided by paragraph 5(a)(iv). The owner of the marketed lot shall be obligated to sell the lot pursuant to the terms of this paragraph, except as provided by paragraph 5(a)(iv). The right to market said lots shall run with the land and be binding on the heirs, assigns and successors in interest of the parties.

          (i) REIT, or its designee, shall be entitled to a real estate fee or consulting fee of 7% of the purchase price of any lot sold by REIT. The Stockholders, or their designee, shall be entitled to a real estate fee or consulting fee of 7% of the purchase price of any lot sold by the Stockholders. However, REIT or the Stockholders, as the case may be, shall not receive any such fee if a real estate commission is paid to a real estate broker with whom the subject property was listed.

          (ii) REIT and the Stockholders shall list Lots 3, 4 and 15 for sale at an aggregate purchase price of $1,450,000. The listed aggregate purchase price shall not be reduced on account of any costs associated with improvements to the intersection adjacent to Lot
               3. All costs and fees with respect to such sales shall be paid in accordance with applicable local real estate custom (which shall be allocated in the same percentages as the sales price in the following two sentences). If Lots 3, 4 and 15 are sold contemporaneously, the net proceeds of such sales shall be allocated 80% to the Stockholders and 20% to REIT. If Lots 3 and 4 are sold contemporaneously, the net proceeds of such sales shall be allocated 77.78% to the Stockholders and 22.22% to REIT. Any sale of Lot 4 contemporaneously with Lot 3 requires the prior written approval of REIT (which approval shall be given if the requirements of paragraph 5(a)(iii) are met). The owner of lots sold pursuant to paragraph 5 shall require the purchaser of any such lot to agree to use and exterior elevation conditions on such lot acceptable to both the Stockholders and REIT.

        (iii) The purchaser of Lot 3 must provide bona fide projections indicating that within two years from the purchase of the property, the purchaser (or an assignee or lessee of the purchaser) shall have constructed and have in operation retail stores on Lot 3, which retail stores shall have estimated gross annual sales subject to Illinois sales tax of at least $10,000,000. Such projections shall be subject to the approval of each of the Stockholders and REIT, which approvals shall not be unreasonably withheld.

          (iv) Lot 3 may be sold to a purchaser who does not purchase Lots 4 and
               15. The rights and obligations of the parties to market Lots 3, 4 and 15 under this paragraph 5 shall terminate upon the sale of Lot 3 to a purchaser that does not purchase Lots 4 and 15 contemporaneously with Lot 3, or on December 31, 1996, whichever event is first to occur. Upon the happening of either of these events, all parties shall execute any and all documents required to clear the title to said lots of any claim or interest they may have therein by virtue of this agreement.

          (v)  The owner of the lots subject to sale pursuant to this paragraph
               (1) shall not suffer or permit any mortgages, liens or encumbrances to exist on such lots and (2) shall convey the lot owned by such person to any purchaser hereunder free and clear of all liens and encumbrances.

          (b) LOT 3 SIGNAGE. If Lot 3 is sold to a third party and improved by the third party, the Stockholders and REIT shall, together with such third party, install a sign designating the name of the shopping center on Lot 13. The cost of such signage shall be allocated among the third party, the Stockholders and REIT based on the number of improved square feet owned by each such party in Lots 3, 4, 6, 7 and 15. The foregoing arrangement with respect to the sharing of signage costs shall not apply to any individual signs listing the tenants of a lot or lots.

          (c) DISTRIBUTION OF ALLOCATED LOT 4 SALE PROCEEDS. The net proceeds (allocated to Lot 4 pursuant to paragraph 5(a)(ii) above) from the sale of Lot 4 (if Lot 4 is sold pursuant to paragraph 5(a) above) shall be distributed as follows: (i) the first $150,000 of such net proceeds shall be paid to REIT, and (ii) all remaining net proceeds shall be distributed 50% to REIT and 50% to the Stockholders.

          (d) OPTION AGREEMENT. The Partnership hereby assigns all of its rights under the Option Agreement to REIT and the Stockholders consent to such assignment. REIT and the Stockholders hereby amend the term of the Option Agreement so that the option granted therein expires on the date of this Settlement Agreement and the First Amendment to Option to Purchase and Purchase Agreement dated April 19, 1990 is revoked.

     6. COMMISSION AGREEMENTS, LEASING AGREEMENTS AND PROPERTY MANAGEMENT AGREEMENTS. The Commission Agreements are hereby terminated and the Partnership, Realty and any parties affiliated with Realty affected thereby, shall execute any additional documents requested by REIT, satisfactory in form and substance to REIT, evidencing such termination, (ii) the Leasing/Fee Agreements are hereby terminated and the Partnership, Properties and any parties affiliated with Properties affected thereby, shall execute any additional documents requested by REIT, satisfactory in form and substance to REIT, evidencing such termination, and (iii) the Partnership and the Guarantors shall cause to be terminated any other agreements by which any other parties may be entitled to real estate commissions or leasing commissions with respect to the Twin Oaks Property.

     7.   DISMISSAL OF LITIGATION AND MUTUAL RELEASES.

     (a) MCP, the Stockholders, JJA and the Partnership shall (i) dismiss the Litigation with prejudice, and (ii) release any liens or encumbrances on the Twin Oaks Property, or on the REIT's Lakewood Mall property in Aberdeen, South Dakota, arising out of or in connection with the Litigation or the allegations therein.

     (b) All parties hereto hereby fully and forever release and discharge all other parties hereto (and their heirs, administrators, executors, officers, employees, agents, affiliates, related individuals or entities, successors and assigns) from any and all claims, demands, damages, actions, rights of action of whatsoever kind or nature, which the releasing party now has or may hereafter have arising out of, in consequence of, or on account of any and all actions, events and omissions which occurred or failed to occur on or before the date of this Settlement Agreement to the extent that such actions, events or omissions arose out of the acquisition and ownership of the Twin Oaks Property, any loans or operations of the Twin Oaks Property or the Partnership, or the issuance of the TIF Bonds, excepting only (i) the Partnership shall not be released with respect to its representations, warranties and agreements to REIT in the Purchase and Sale Agreement,
          (ii) the obligations of the Partnership to REIT pursuant to the $2,600,000 tax increment loan shall not be released or treated as paid in full but REIT hereby covenants and agrees that REIT shall not institute any action to collect or otherwise enforce said loan against the Partnership or any partners or guarantors thereof, and (iii) the obligations of the parties to the YMA (as defined in the YMA Amendment) shall not be released.

     (c) In furtherance of the releases provided above, MCP, the Stockholders and JJA shall contemporaneously herewith take all actions to dismiss all Litigation with prejudice.

     (d) The parties declare that this mutual release and settlement is intended to cover and does cover not only all now known injuries, losses and damages, but any future injuries, losses and damages not now known or anticipated but which may later be discovered and arose out of actions, events or omissions relating to the acquisition, ownership or operation of the Twin Oaks Property or the formation and operation of the Partnership, prior to the date of this Settlement Agreement.

     (e) The releases contained herein are in full accord and satisfaction of disputed claims and are not to be construed as an admission of liability by or on behalf of any of the parties hereto, by whom all liability is hereby expressly denied.

     (f) Nothing contained herein shall be construed to release any right, obligation or covenant arising by virtue of or under the provisions of this Settlement Agreement, and all parties expressly reserve the right to enforce said Settlement Agreement and to recover any damages accruing by virtue of its breach by any party. All parties agree to execute all documents and to do all things necessary effectuate the terms of this Settlement Agreement.

     8.   REPRESENTATIONS AND WARRANTIES ON BEHALF OF THE PARTNERSHIP.

     (a) The General Partner and the Limited Partners severally, and jointly and severally with the Partnership, represent and warrant that (i) the Partnership is validly organized and existing and in good standing under and pursuant to the laws of the State of Nebraska, (ii) the Partnership has full power and authority to execute the Settlement Agreement and all documents, instruments and agreements referred to therein, (iii) the General Partner and the Limited Partners are authorized to execute this Settlement Agreement on behalf of the Partnership and all proceedings necessary or proper with respect thereto have been done, taken or performed, (iv) the General Partner is authorized to execute on behalf of the Partnership all documents, instruments and agreements referred to in the Settlement Agreement and all proceedings necessary or proper with respect thereto have been done, taken or performed, and (v) this Settlement Agreement and all documents and instruments contemplated hereunder when executed as described above shall constitute the valid and binding obligations of the Partnership and shall be enforceable in accordance with their respective terms.

     (b) The Stockholders and MCP jointly and severally (i) consent to the execution of this Settlement Agreement and all documents, instruments and agreements referred to therein by the General Partner and the Limited Partners as the case may be, (ii) consent to the transfer of the Twin Oaks Property to REIT pursuant to the Purchase and Sale Agreement, notwithstanding any provisions of the Twin Oaks partnership agreement which may provide to the contrary, (iii) consent to the transfer of the TIF Bonds as described in paragraph 3, and (iv) agree to take and to use their best efforts to cause the Partnership to execute such other reasonable further and additional documents as may be necessary in order to carry out the terms and conditions of this Settlement Agreement.

     9. REPRESENTATIONS AND WARRANTIES ON BEHALF OF REALTY AND PROPERTIES. The Guarantors severally, and jointly and severally with Realty and Properties, represent and warrant as follows: (i) each of Realty and Properties is a corporation validly organized and existing and in good standing under and pursuant to the laws of the State of Nebraska, (ii) each of Realty and Properties has full power and authority to execute this Settlement Agreement and all documents, instruments and agreements referred to therein, (iii) Donald F. Day has been duly and lawfully authorized to execute this Settlement Agreement and all documents, instruments and agreements referred to therein on behalf of Realty and Properties, and (iv) this Settlement Agreement and all documents and instruments contemplated hereunder shall constitute the valid and binding obligations of Realty and Properties, respectively, and shall be enforceable in accordance with their respective terms.

     10. REPRESENTATIONS AND WARRANTIES ON BEHALF OF MCP AND JJA. The Stockholders severally, and jointly and severally with MCP and JJA, represent and warrant as follows: (i) each of MCP and JJA is a corporation validly organized and existing and in good standing under and pursuant to the laws of the State of Illinois, (ii) each of MCP and JJA has full power and authority to execute this Settlement Agreement and all documents, instruments and agreements referred to therein, (iii) Andrew Poelvoorde has been duly and lawfully authorized to execute this Settlement Agreement and all documents, instruments and agreements referred to therein on behalf of MCP and JJA, (iv) this Settlement Agreement and all documents and instruments contemplated hereunder shall constitute the valid and binding obligations of MCP and JJA, respectively, and shall be enforceable in accordance with their respective terms, and (v) the Stockholders own Lots 3 and 15 free and clear of all liens and encumbrances.

     11. REPRESENTATIONS AND WARRANTIES OF REIT. REIT represents and warrants that: (i) it is a corporation validly organized and existing and in good standing under and pursuant to the laws of the State of Maryland and in April 1994 changed its corporate name from "Dial REIT, Inc." to "Mid-America Realty Investments, Inc.", (ii) it has full power and authority to execute this Settlement Agreement and all documents, instruments and agreements referred to therein, (iii) the Chief Executive Officer of REIT has been duly and lawfully authorized to execute and deliver this Settlement Agreement and all documents, instruments and agreements referred to therein, and (iv) this Settlement Agreement and all documents and instruments contemplated hereunder shall constitute the valid and binding obligations of REIT and shall be enforceable in accordance with their respective terms.

     12. SURVIVAL OF REPRESENTATIONS AND WARRANTIES. The representations, warranties and covenants contained in this Settlement Agreement shall survive the closing of the transactions contemplated hereby and the delivery and recording, where applicable, of such documents.

     13. COUNTERPARTS. This Settlement Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same agreement.


     IN WITNESS WHEREOF, the undersigned, by their authorized representatives, have executed this Settlement Agreement as of the day and year first above written.


TWIN OAKS CENTRE LIMITED           TWIN OAKS CENTRE, INC., a
  PARTNERSHIP, a Nebraska            Nebraska corporation
  limited partnership
                                   By:    /s/ Donald F. Day
                                      --------------------------
By:  Twin Oaks Centre, Inc.,       Name:  Donald F. Day
       a Nebraska corporation,          ------------------------
       General Partner             Title: President
                                         -----------------------

                                   M.C.P. Limited Partners, Inc.,
By:    /s/ Donald F. Day                  an Illinois corporation
   --------------------------
Name:  Donald F. Day
     ------------------------
Title: President                   By:/s/ Andrew A. Poelvoorde
      ----------------------            -----------------------------
                                   Name: Andrew A. Poelvoorde
                                        ---------------------------
                                   Title: President
                                         --------------------------

JJA, Inc., an Illinois
  corporation

By:  /s/ Andrew A. Poelvoorde      MID-AMERICA REALTY INVESTMENTS,
   -----------------------------     INC., a Maryland corporation
Name:   Andrew A. Poelvoorde
     ---------------------------
Title:  President
      --------------------------

                                   By:  /s/ Jerome L. Heinrichs
                                      ------------------------------
Dial Realty, Inc., a Nebraska      Name:  Jerome L. Heinrichs
  corporation                           ----------------------------
                                   Title: Chief Executive Officer
                                         ---------------------------

By:  /s/ Donald F. Day
   ------------------------
Name:  Donald F. Day
     ----------------------
Title: President                   DIAL PROPERTIES CO., a
      ---------------------          Nebraska corporation

                                   By:  /s/ T. L. Clauff
                                      -----------------------
                                   Name:  T. L. Clauff
                                        ---------------------
                                   Title: President
                                         --------------------


STOCKHOLDERS                            GUARANTORS


/s/ James E. Massa                 /s/ Donald F. Day
____________________________       ________________________________
James E. Massa                     Donald F. Day

/s/ Andrew A. Poelvoorde           /s/ Christopher R. Held
___________________________        ________________________________
Andrew A. Poelvoorde               Christopher R. Held

/s/ John M. Crampton               /s/ Terry L. Clauff
___________________________        ________________________________
John M. Crampton                   Terry L. Clauff

                                   /s/ James M. Thorburn
                                   ________________________________
                                   James M. Thorburn